News Release
Compellent Reports 107 Percent Increase in Revenue in First Quarter 2008
Tenth Consecutive Quarter of Sequential Revenue Growth
EDEN PRAIRIE, Minn., April 30, 2008 — Compellent Technologies, Inc. (NYSE Arca: CML) announced today its financial results for the first quarter ended March 31, 2008. Revenue for the first quarter of 2008 totaled $18.3 million, an increase of 107 percent compared with $8.9 million in the first quarter of 2007, and up nine percent from the fourth quarter of 2007. This represents the tenth consecutive quarter of sequential revenue growth.
Gross margin was 52.2 percent, an increase of 6.0 percentage points from the first quarter of 2007 and 0.8 percentage points above the fourth quarter of 2007. Net loss was $(1.6) million, or $(0.05) per share, compared with a net loss of $(2.1) million, or $(0.51) per share in the first quarter of 2007.
“Our industry is at a unique point where organizations everywhere are realizing they need to be both fiscally responsible and environmentally conscious to remain competitive,” said Phil Soran, President and CEO of Compellent. “Compellent’s first quarter results highlight the strong demand for our virtualized storage offerings as the foundation for energy-efficient, virtual data centers.”
Additional financial highlights for the first quarter of 2008 include:
•	The number of end users totaled 829 at March 31, 2008, compared with 740 at December 31, 2007.

•	Product revenue totaled $14.9 million, an increase of 100 percent from the first quarter of 2007. Product support and services revenue totaled $3.4 million, an increase of 140 percent from the first quarter of 2007.

•	Revenue from new customers represented 47 percent of product revenue during the quarter, while Compellent’s existing customer base represented 53 percent of product revenue during the quarter.

•	Current and long-term deferred revenue was $12.5 million at March 31, 2008 compared to $10.5 million at December 31, 2007.

•	At March 31, 2008, Compellent had cash and investments of $93.1 million.
     “Teaming with our all-channel sales network, we continue to deliver customer-driven networked storage products that enable small-to-mid-sized companies to attain the data management and recovery capabilities of much larger enterprises,” continued Mr. Soran. “Along the way, these end-users are reducing their storage and energy costs while not having to add staffing or other IT resources.”

Conference Call
The company has scheduled a conference call to discuss its first quarter results and current business developments today, April 30, at 5:00 pm ET. To access the call, dial 800-240-8621 domestically or 303-262-2053 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11112083#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its second quarter 2008 financial results.
Non-GAAP Measure
To supplement the Company’s Statements of Operations presented in accordance with GAAP, the Company uses a non-GAAP measure of net loss. In order for investors to be better able to compare the Company’s current results with those of previous periods, the Company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation. The Company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of non-GAAP net loss is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the Company’s storage solution, the growing base of end users and the Company’s ability to lower storage costs and reduce energy consumption for end users are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the Company’s storage solution; the impact of technological developments and competition; the Company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the Company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact :

Liem Nguyen Compellent Technologies 952-294-2851 Lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2008	2007
	(unaudited)
Revenue
Product	$14,876	$7,426
Product support and services	3,437	1,435

Total revenue	18,313	8,861

Cost of revenue
Cost of product	7,347	3,821
Cost of product support and services	1,408	942

Total cost of revenue	8,755	4,763

Gross profit	9,558	4,098

Operating expenses
Sales and marketing	7,953	4,198
Research and development	2,348	1,552
General and administrative	1,745	701

Total operating expenses	12,046	6,451

Loss from operations	(2,488)	(2,353)

Interest income	872	223

Net loss	$(1,616)	$(2,130)

Net loss per common share, basic and diluted	$(0.05)	$(0.51)

Shares used in computing net loss per common share, basic and diluted	30,344	4,177

COMPELLENT TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and short-term investments	$82,162	$93,732
Accounts receivable, net	13,895	13,311
Inventories	2,573	2,538
Prepaid expenses and other current assets	1,291	1,046

Total current assets	99,921	110,627

Long-term investments	10,910	—
Property and equipment, net	3,047	2,749

Total assets	$113,878	$113,376

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,422	$3,216
Accrued liabilities	4,574	4,222
Deferred revenue, current	9,308	7,934

Total current liabilities	16,304	15,372

Deferred revenue, non-current	3,216	2,588

Stockholders’ equity	94,358	95,416

Total liabilities and stockholders’ equity	$113,878	$113,376

COMPELLENT TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended March 31,
	2008	2007
	(unaudited)
Operating activities
Net loss	$(1,616)	$(2,130)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization	296	253
Compensation expense related to stock options	453	93
Changes in operating assets and liabilities	728	1,215

Net cash used in operating activities	(139)	(569)

Net cash used in investing activities	(5,768)	(751)

Net cash provided by (used in) financing activities	5	(101)

Net decrease in cash and cash equivalents	$(5,902)	$(1,421)

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)

Net loss, as reported (GAAP basis)	$(1,616)	$(2,130)

Stock-based compensation expense included as part of:
Cost of product	34	12
Sales and marketing	192	142
Research and development	88	25
General and administrative	139	34

Total stock-based compensation expense	453	213

Net loss, adjusted for stock-based compensation
expense (non-GAAP)	$(1,163)	$(1,917)